Exhibit 21.1

ON SEMICONDUCTOR CORPORATION

List of Subsidiaries as of February 21, 2014 (1)

SCG (Czech) Holding Corporation {Delaware}

SCG (Malaysia SMP) Holding Corporation {Delaware}

Semiconductor Components Industries, LLC {Delaware}

Semiconductor Components Industries Puerto Rico, Inc. {Delaware}

AMI Acquisition, LLC {Delaware}

AMIS Foreign Holdings, Inc. {Delaware}

AMI Semiconductor Canada Company {Canada}

ON Semiconductor Technology Korea Limited {Korea}

Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}

Semiconductor Components Industries International of Rhode Island, Inc. {Rhode Island}

SCG International Development, LLC {Delaware}

ON Semiconductor Canada Holding Corporation {Canada}

Sound Design Technologies Ltd. {Canada}

ON Management C.V. {Netherlands}

ON Semiconductor (China) Holding, LLC {Delaware}

Leshan-Phoenix Semiconductor Company Limited [JV] {China (PRC)}

ON Semiconductor Holland B.V. {Netherlands}

ON Semiconductor Benelux B.V. {Netherlands}

ON Semiconductor Trading Sarl {Switzerland}

ON Semiconductor Limited {United Kingdom}

ON Semiconductor Germany GmbH {Germany}

ON Semiconductor France SAS {France}

ON Semiconductor Italy S.r.l. {Italy}

ON Semiconductor Canada Trading Corporation {Canada}

SCG Korea Limited {Korea}

ON Semiconductor SAS {France}

ON Semiconductor Netherlands BV {Netherlands}

ON Semiconductor Belgium BVBA {Belgium}

ON Semiconductor Leasing BVBA {Belgium}

ON Design Czech s.r.o. {Czech Republic}

ON Semiconductor Switzerland S.A. {Switzerland}

Semiconductor Components Industries Singapore Pte. Ltd. {Singapore}

SCG Hong Kong SAR Limited {Hong Kong, China}

ON Semiconductor Trading (Shanghai) Limited {China (PRC)}

ON Semiconductor (Shenzhen) Limited {China (PRC)}

ON Electronics Private Limited {India}

ON Semiconductor Technology India Private Limited {India}

ON Semiconductor Holdings Malaysia Sdn. Bhd. {Malaysia}

ON Semiconductor Malaysia Sdn. Bhd. {Malaysia}

ON Semiconductor Slovakia a.s. {Slovak Republic}

ON Semiconductor Technology Japan Ltd. {Japan}

ON Semiconductor Japan Ltd. {Japan}

ON Semiconductor Design (Shanghai) Limited {China (PRC)}

SCG Asia Capital Pte. Ltd. {Malaysia}

SCG Czech Design Center s.r.o. {Czech Republic}

ON Semiconductor Czech Republic, s.r.o., legal successor {Czech Republic}

ON Semiconductor Hong Kong Design Limited {Hong Kong, China}

ON Semiconductor Technology Hong Kong Limited {Hong Kong, China}

AMI Semiconductor GmbH {Germany}

ON Semiconductor Philippines, Inc. {Philippines}

ON Semiconductor Ireland Research and Design Limited {Ireland}

ON Semiconductor Romania SRL {Romania}

ON Semiconductor (Thailand) Co. Ltd. {Thailand}

SANYO Semiconductor Co., Ltd. {Japan}

Kanto SANYO Semiconductor Co., Ltd. {Japan}

ON Semiconductor SSL (Shenzhen Nanshan) Limited {China (PRC)}

SANYO Semiconductor (Vietnam) Co., Ltd. {Vietnam}

ON Semiconductor Niigata Co., Ltd. {Japan}

SANYO Semicon Device Co., Ltd. {Japan}

ON Semiconductor SSMP Philippines Corporation {Philippines}

SANYO Semiconductor (H.K.) Co., Ltd. {Hong Kong, China}

SANYO Semiconductor Taipei Co., Ltd. {Taiwan}

SANYO Electronic Device Sales (HK) Limited {Hong Kong, China}

ON Semiconductor Vietnam Company Ltd. {Vietnam}

ON Semiconductor Binh Duong Company Limited {Vietnam}

SANYO Semiconductor (S) Pte. Ltd. {Singapore}

SANYO Semiconductor (Thailand) Co., Ltd. {Thailand}

SANYO LSI Technology India Private Limited {India}

“{ }”	Denotes jurisdiction
(1)	All ON Semiconductor Corporation subsidiaries generally do business under the name “ON Semiconductor” or such other similar name as they transition to “ON Semiconductor.”